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SpectRx, Inc.                                                      EXHIBIT 11.1
COMPUTATION OF LOSS PER SHARE
(in thousands, except per share data)

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
                                                                                        Six Months
                                                                                         June 30,
                                                                                 ------------------------
                                                                                   1999            2000
                                                                                 --------        --------
Net Loss available to
  Common shareholders ............................                                 (4,278)         (3,983)

Weighted average Common Stock
outstanding during the period ....................                                  8,021           8,365
Basic and Diluted
                                                                                 --------        --------

Loss Per Share Basic and Diluted .................                               $  (0.53)       $  (0.46)
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